As filed with the Securities and Exchange Commission on July 1, 2016

Registration No. 333-205415

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8

REGISTRATION STATEMENT NO. 333-205415

UNDER THE SECURITIES ACT OF 1933

Columbia Pipeline Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-1982552
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

5151 San Felipe Street, Suite 2500

Houston, TX 77056

(713) 386-3701

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Columbia Pipeline Group, Inc. 2015 Omnibus Incentive Plan

Columbia Pipeline Group, Inc. Employee Stock Purchase Plan

Columbia Pipeline Group 401(k) Savings Plan

(Full Title of the Plan)

Gabriel Nwuli

Assistant Corporate Secretary

Columbia Pipeline Group, Inc.

5151 San Felipe Street, Suite 2500

Houston, TX 77056

(713) 386-3701

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

This post-effective amendment (the “Post-Effective Amendment”) relates to the following Registration Statement on Form S-8 (the “Registration Statement”) filed by Columbia Pipeline Group, Inc., a Delaware corporation (“CPG”), with the United States Securities and Exchange Commission (the “SEC”):

•	Registration Statement on Form S-8 (No. 333-205415), filed with the SEC on July 1, 2015, which registered the offering of an aggregate of 19,100,000 shares of common stock, $0.01 par value.

Pursuant to an Agreement and Plan of Merger, dated as of March 17, 2016 (the “Merger Agreement”), by and among CPG, TransCanada PipeLines Limited, a Canadian corporation (“Parent”), TransCanada PipeLine USA Ltd., a Nevada corporation and a wholly owned subsidiary of Parent (“US Parent”), Taurus Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of US Parent (“Merger Sub”), and, solely for the purposes of Section 3.02, Section 5.02, Section 5.09 and Article VIII of the Merger Agreement, TransCanada Corporation, a Canadian corporation and the direct parent company of Parent (“TransCanada”), Merger Sub was merged with and into CPG, with CPG surviving as an indirect wholly owned subsidiary of TransCanada (the “Merger”).

The Merger became effective on July 1, 2016.

In connection with the Merger, CPG is terminating all offerings of its securities pursuant to the Registration Statement. In accordance with the undertakings made by CPG in the Registration Statement, CPG hereby removes from registration the securities registered under the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Columbia Pipeline Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused the Post-Effective Amendment to the Registration Statement described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston and State of Texas on July 1, 2016.

COLUMBIA PIPELINE GROUP, INC.

By:	/s/ Gabriel Nwuli

Name: Gabriel Nwuli Title: Assistant Corporate Secretary

No other person is required to sign the Post-Effective Amendment to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.